SECURITIES AND EXCHANGE COMMISSION
                          Washington, D.C. 20549


                                 FORM 8-K

                        C U R R E N T  R E P O R T


                  Pursuant to Section 13 or 15(d) of the
                     Securities Exchange Act of 1934


                            November 20, 1997
             Date of Report (Date Of Earliest Event Reported)


                     NORTH FORK BANCORPORATION, INC.
          (Exact Name Of Registrant As Specified In Its Charter)


                                 Delaware
              (State Or Other Jurisdiction Of Incorporation)



               0-1280                               36-315468
      (Commission File Number)            (IRS Employer Identification No.)


                          275 Broad Hollow Road
                            Melville, NY 11747
           (Address Of Principal Executive Offices) (Zip Code)

                              (516) 844-1004
           (Registrant's Telephone Number, including Area Code)


                              NOT APPLICABLE
      (Former Name Or Former Address, If Changed Since Last Report)





Item 5.  Other Events.

         On October 7, 1997, North Fork Bancorporation, Inc. ("North Fork") entered into an agreement and plan of merger with New York Bancorp Inc. ("New York Bancorp") pursuant to which New York Bancorp will be merged (the "New York Bancorp Merger") with and into North Fork. The New York Bancorp Merger is expected to be consummated in the first quarter of 1998 and to be accounted for under the pooling of interests accounting method.

         On July 24, 1997, North Fork entered in an agreement and plan of merger with Branford Savings Bank ("Branford") pursuant to which Branford will be merged (the "Branford Merger") with a newly formed wholly-owned subsidiary of North Fork. The Branford Merger is expected to be consummated prior to December 31, 1997 and to be accounted for under the purchase method of accounting.

         Exhibit 99.1 hereto includes certain historical financial statements of New York Bancorp. Exhibit 99.2 hereto includes certain pro forma condensed combined financial information for North Fork.


Item 7.  Financial Statements and Exhibits.

(a)   Financial Statements of the Business Acquired.

      See Exhibit 99.1.

(b)   Pro Forma Financial Information.

      See Exhibit 99.2.

(c)   Consent of Independent Certified Public Accountants.

      See Exhibit 99.3.




                                SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the under signed hereunder duly authorized.

Dated:  November 20, 1997


                            NORTH FORK BANCORPORATION, INC.

                            By:     /s/ DANIEL M. HEALY
                            Name:   Daniel M. Healy
                            Title:  Executive Vice President
                                       and Chief Financial Officer